                                                Exhibit 1(d)

                 CERTIFICATE OF CORRECTION


         Alliance Multi-Market Strategy Trust, Inc., a

Maryland corporation having its principal office in Maryland in Baltimore City, Maryland and ACM Managed Multi-Market

Trust, Inc., a Maryland corporation having its principal

office in Maryland in Baltimore City, Maryland, hereby

certify to the State Department of Assessments and Taxation

of Maryland that:

         FIRST:       The title of the document being

                      corrected is:



                      "ARTICLES OF TRANSFER"



         SECOND:      The only parties to the document being

corrected are Alliance Multi-Market Strategy Trust, Inc.

(the "Transferee") and ACM Managed Multi-Market Trust, Inc.

(the "Transferor").



         THIRD:       The document being corrected was filed

with the State Department of Assessments and Taxation of

Maryland on May 5, 1995, and, pursuant to its terms, became

effective at 5:00 p.m. EDT on that date.

         FOURTH:      A.  Article SEVENTH, Paragraph (b) of

the Articles of Transfer as filed on May 5, 1995 reads:



              The Board of Directors of the Transferee

approved the transaction set forth in these Articles of

Transfer at a meeting held on December 7, 1994.



                      B.  As corrected, Article SEVENTH,

paragraph (b) of the Articles of Transfer reads:



              The Board of Directors of the Transferee

approved the transaction set forth in these Articles of

Transfer at a meeting held on December 6, 1994.



              IN WITNESS WHEREOF, as of the 15th day of May,

1995, the Transferor and the Transferee have caused this

Certificate of Correction to be signed in their respective

corporate names and on behalf of each by their respective

Senior Vice Presidents, who acknowledge that this

Certificate of Correction is the corporate act of the

Transferor and Transferee and that, to the best of their

knowledge, information and belief and under the penalties of perjury, all matters and facts set forth herein with respect




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


to the authorization and approval hereof are true in all

material respects.



                             ACM MANAGED MULTI-MARKET TRUST,
                             INC.





                             By:  /s/ Robert M. Sinche (SEAL)
                                  ---------------------------
                                  Senior Vice President




ATTEST:




/s/ Edmund P. Bergan, Jr.
--------------------------
Secretary




                             ALLIANCE MULTI-MARKET STRATEGY TRUST,
                             INC.




                             By:  /s/ Robert M. Sinche (SEAL)
                                  ---------------------------
                                  Senior Vice President




ATTEST:

Edmund P. Bergan, Jr.
----------------------
Secretary
00250243.AC3














































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